As filed with the Securities and Exchange Commission on June 30, 1998
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                       HOST MARRIOTT SERVICES CORPORATION

             (Exact name of registrant as specified in its charter)

                   Delaware                              52-1938672
      -------------------------------                 ------------------
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                              6600 Rockledge Drive
                            Bethesda, Maryland 20817
                -------------------------------------------------
               (Address of principal executive offices) (zip code)

                       Host Marriott Services Corporation
                            Comprehensive Stock Plan
                            ------------------------
                              (Full title of plan)

                                  Joe P. Martin
                    Senior Vice President and General Counsel
                              6600 Rockledge Drive
                            Bethesda, Maryland 20817
                    ----------------------------------------
                     (Name and address of agent for service)
                                 (301) 380-7000
                    ----------------------------------------
                     (Telephone number of agent for service)
                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                             Proposed       Proposed
                                             maximum        maximum
                                             offering       aggregate               Amount of
Title of securities        Amount to         price per      offering                registration
to be registered          be registered      share          price                   fee
------------------------------------------------------------------------------------------------
Common stock, no par       3,500,000       $14.53125(1)   $50,859,375.00(1)         $15,003.52
value per share            shares
------------------------------------------------------------------------------------------------

--------------------

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the New York Stock Exchange on June 26, 1998.

                       DOCUMENTS INCORPORATED BY REFERENCE

      Host Marriott Services Corporation's earlier Registration Statement on Form S-8 ("Original Registration Statement"), filed with the Securities and Exchange Commission on December 28, 1995 (File No. 33-80943), pertaining to the Host Marriott Services Corporation Comprehensive Stock Plan is incorporated herein by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.      EXHIBITS.

     The following are filed herewith as part of this Registration Statement:

     EXHIBIT NO.                   EXHIBIT
     -----------                   -------

            5.1 Opinion of Joe P. Martin, Esq., Senior Vice President and General Counsel, as to the legality of the securities being registered

            23.1  Consent of Arthur Andersen LLP

            23.2 The consent of Joe P. Martin, Esq., Senior Vice President and General Counsel, to the use of his opinion as an exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1

            24    Power of Attorney (see page 5)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 29th day of June, 1998.

                                   HOST MARRIOTT SERVICES CORPORATION


                                   /s/ William W. McCarten
                             By:   ----------------------------------
                                   William W. McCarten
                                   President and
                                   Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe P. Martin and Timothy H. Pease, and each of them, his or her attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                   TITLE                             DATE
---------                   -----                             ----

/s/ William J. Shaw
------------------------    Director and Chairman of       June 24, 1998
William J. Shaw             the Board

/s/ William W. McCarten
------------------------    President, Chief Executive     June 29, 1998
William W. McCarten         Officer and Director
                            (Principal Executive Officer)

/s/ Brian W. Bethers
------------------------    Senior Vice President,         June 26, 1998
Brian W. Bethers            Chief Financial Officer and
                            Treasurer
                            (Principal Financial Officer)

SIGNATURE                   TITLE                             DATE
---------                   -----                             ----

/s/ Timothy H. Pease
-----------------------     Vice President, Controller     June 29, 1998
Timothy H. Pease            and Chief Accounting Officer
                            (Principal Accounting Officer)


------------------------    Director                       June __, 1998
J. Willard Marriott, Jr.


/s/ Richard E. Marriott
------------------------    Director                       June 25, 1998
Richard E. Marriott


/s/ R. Michael McCullough
-------------------------   Director                       June 29, 1998
R. Michael McCullough


/s/ Rosemary M. Collyer
-------------------------   Director                       June 25, 1998
Rosemary M. Collyer


/s/ Gilbert T. Ray
-------------------------   Director                       June 29, 1998
Gilbert T. Ray



-------------------------   Director                       June __, 1998
Andrew J. Young

                                  EXHIBIT INDEX

      The  following  exhibits are filed  herewith as part of this  Registration
Statement:

EXHIBIT NO.          DESCRIPTION
-----------          -----------
5.1                  Opinion of Joe P. Martin, Esq.,  Senior Vice  President and
                     General Counsel, as to the legality of the securities being registered

23.1                 Consent of Arthur Andersen LLP

23.2 The consent of Joe P. Martin, Esq., Senior Vice President and General Counsel, to the use of his opinion as an exhibit to this Registration Statement is included in his opinion filed herewith as Exhibit 5.1

24                   Power of Attorney (see page 5)